UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: September 18, 2008

Date of earliest event reported: September 15, 2008

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2008, Pacific Asia Petroleum, Inc. (the “Company”) received from Station Plaza Associates the fully-executed First Amendment to Lease (the “Lease Amendment”), between Station Plaza Associates and the Company, which amends that certain Lease Agreement (the “Lease”), dated December 1, 2006, entered into between the parties with respect to the Company’s office space located at 250 East Hartsdale Avenue, Hartsdale, New York.

Pursuant to the Lease Amendment, effective September 10, 2008, the term of the Lease is extended until November 30, 2010, and the rentable square footage is increased from 1,378 square feet to 1,978 square feet to better accommodate existing Company employees and to provide for potential additional future staffing needs.  The estimated total additional operating lease commitment under the Lease Amendment is approximately $123,000 through lease expiration on November 30, 2010, excluding management fees and operating expenses, and depending upon the completion date of certain renovations required to be completed by Station Plaza Associates under the Lease Amendment.

A copy of the Lease Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company entered into the Lease Amendment with Station Plaza Associates.  See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	First Amendment to Lease, effective September 10, 2008, entered into by and between the Company and Station Plaza Associates.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 18, 2008

Pacific Asia Petroleum, Inc.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

Index to Exhibit
Exhibit Number	Description
10.1	First Amendment to Lease, effective September 10, 2008, entered into by and between the Company and Station Plaza Associates.